Integra Bank Corporation
News Release

Integra Bank Corporation Announces Dividend Increase And
Renews Stock Repurchase Program

EVANSVILLE, INDIANA – June 20, 2007 – Integra Bank Corporation (Nasdaq: IBNK) (www.integrabank.com) announced today an increase in the quarterly cash dividend and the renewal of its stock repurchase program.

The Board of Directors has increased the regular quarterly cash dividend to eighteen cents ($0.18) per share, from seventeen cents ($0.17) per share, an increase of 5.8%. The annualized dividend represents a yield of 3.10% based on recent Integra market prices. Integra has consistently paid a quarterly dividend since 1923. The new dividend rate is payable on or about July 6, 2007, to shareholders of record at the close of business on July 2, 2007.

The Board of Directors also renewed and increased the common stock repurchase program under which the Company may purchase up to 2.5% of its outstanding common shares, or approximately 515,000 shares, or a maximum aggregate purchase amount of $12.5 million through June 30, 2008. “We feel that our stock has recently been undervalued in the markets over the recent period and this represents an attractive opportunity for us to provide value to our shareholders without diminishing our long-term growth and capital goals,” stated Mike Vea, Chairman, President and CEO.

The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, and other market conditions. The Company does not intend to publicly announce any suspension of the program. Purchases will be reported on a quarterly basis in the Company’s periodic reports filed with the Securities and Exchange Commission.

Safe Harbor

Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “estimate”, “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include risks relating to changes in interest rates; risks of default on and concentrations within our portfolio; the possible insufficiency of our allowance for loan losses, regional economic conditions; competition; governmental regulation and supervision; failure or circumvention of our internal controls; reliance of Integra Bank to fund dividends to our shareholders; disruption of business or dilution of shareholder value as a result of mergers or acquisitions; our ability to retain key personnel; failure or disruption of our information systems; technological change; and other factors described in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.

About Integra

Headquartered in Evansville, Integra Bank Corporation is the parent of Integra Bank N.A. As of May 30, 2007, Integra has $3.3 billion in total assets and operates 79 banking centers and 134 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Moody’s Investors Service has assigned an investment grade rating of A3 for Integra Bank’s long-term deposits. Integra Bank Corporation’s Corporate Governance Quotient (CGQ) rating as of June 1, 2007, has IBNK outperforming 93.2% of the companies in the Russell 3000 Index and 93.3% of the companies in the banking group. This rating is updated monthly by Institutional Shareholder Services and measures public companies’ corporate governance performance to a set of corporate governance factors that reflects the current regulatory environment. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.

Contacts:
Mike Vea, Chairman, President and CEO — 812-464-9604
Martin Zorn, CFO, EVP-Finance and Risk — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677

Web site:
http://www.integrabank.com